                                                                    Exhibit 99.2

                      SOLICITED BY THE BOARD OF DIRECTORS

                           EL PASO ENERGY CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

                                 JUNE 10, 1999


The undersigned hereby appoints William A. Wise and Britton White Jr., and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Energy Corporation ("El Paso"), held of record by the undersigned as of the close of business on May 3, 1999, at the Special Meeting of Stockholders to be held at The Westin Galleria, 5060 W. Alabama, Houston, Texas on June 10, 1999, and at any adjournment(s) or postponement(s) of such meeting, with respect to the approval and adoption of the Second Amended and Restated Agreement and Plan of Merger, dated as of March 13, 1999, by and between El Paso and Sonat Inc., under which (a) Sonat Inc. will merge into El Paso, (b) in the merger Sonat stockholders will receive one share of El Paso common stock for each share of Sonat common stock, and (c) El Paso's Restated Certificate of Incorporation will be amended to authorize the issuance by El Paso of up to 750 million shares of common stock and 50 million shares of preferred stock. The proxies shall have discretionary authority as to any other matters that may properly come before the Special Meeting, including an adjournment of the Special Meeting to obtain a quorum, to solicit additional votes in favor of proposal 1 and/or to allow for the fulfillment of certain conditions precedent to the merger (as defined in the merger agreement), in accordance with and as described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                             ------------------
(IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)          SEE REVERSE SIDE
                                                             ------------------

[X]      Please mark votes as in this example




The Board of Directors recommends a vote FOR proposal 1          For     Against    Abstain

1. Approval and Adoption of the Second Amended and
Restated Agreement and Plan of Merger and the approval           [ ]       [ ]        [ ]
of an amendment to El Paso's Restated Certificate of
Incorporation, to authorize the issuance of up to 750
million shares of common stock and 50 million shares
of preferred stock.


                                                                                                       MARK HERE FOR COMMENTS    [ ]
                                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

                                                         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                                         ENCLOSED ENVELOPE.

                                                         Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                         IMPORTANT: Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

------------------------------       -----------------   ------------------------------------------      -----------------------
         SIGNATURE                          DATE                            SIGNATURE                             DATE


-----------------                                        ----------------
VOTE BY TELEPHONE                                        VOTE BY INTERNET
-----------------                                        ----------------

It's fast, convenient, and immediate!                    It's fast, convenient, and your vote is immediately confirmed and
Call Toll-Free on a Touch-Tone Phone                     posted.
1-877-PRX-VOTE (1-877-779-8683)
                                                         In addition, after your vote, you will have the opportunity to sign up and
If outside the continental U.S. call collect on a        indicate your consent to receive future shareholder communications via the
Touch-Tone Phone (201-536-8073)                          Internet, if available.

Follow these four easy steps:                            Follow these four easy steps:

1. Read the accompanying Proxy Statement and Proxy Card. 1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number.                            2. Go to the Website.
   1-877-PRX-VOTE (1-877-779-8683)                           http://www.eproxyvote.com/epg

3. Enter  your  14-digit  Control  Number  located on    3. Enter your 14-digit  Control  Number located on your Proxy Card above
   your Proxy Card above your name.                         your name.

4. Follow the recorded instructions.                     4. Follow the instructions provided.

YOUR VOTE IS IMPORTANT!                                  YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE (1-877-779-8683) ANYTIME!            Go to http://www.eproxyvote.com/epg anytime!


    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

                        CONFIDENTIAL VOTING INSTRUCTIONS
                           EL PASO ENERGY CORPORATION
                 SPECIAL MEETING OF STOCKHOLDERS - June 10, 1999
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


TO:  BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO
     ENERGY CORPORATION RETIREMENT SAVINGS PLAN

The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Energy Corporation ("El Paso") credited to my account under the referenced Plan at the close of business on May 3, 1999, the record date, at the Special Meeting of Stockholders to be held at The Westin Galleria, 5060 W. Alabama, Houston, Texas on June 10, 1999, in connection with the approval and adoption of the Second Amended and Restated Agreement and Plan of Merger, dated as of March 13, 1999, by and between El Paso and Sonat Inc., under which (a) Sonat will merge into El Paso, (b) in the merger Sonat stockholders will receive one share of El Paso common stock for each share of Sonat common stock, and (c) El Paso's Restated Certificate of Incorporation will be amended to authorize the issuance by El Paso of up to 750 million shares of common stock and 50 million shares of preferred stock. El Paso's proxies shall have discretionary authority as to any other matters that may properly come before the Special Meeting, including an adjournment of the Special Meeting to obtain a quorum, to solicit additional votes in favor of proposal 1 and/or to allow for the fulfillment of certain conditions precedent to the Merger (as defined in the Merger Agreement), in accordance with and as described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus of El Paso and Sonat. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the Trustee by June 1, 1999, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the Trustee without direction being given, this proxy will be voted FOR Proposal 1.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN
DARK INK AND SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.  Approval and Adoption of the Second Amended and Restated  Agreement and            For           Against             Abstain
Plan of Merger and the approval of an amendment  to El Paso's  Restated
Certificate of  Incorporation,  to  authorize  the  issuance of up to 750              [ ]             [ ]                 [ ]
million shares of common stock and 50 million shares of preferred stock.


                                                            If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                            IMPORTANT:  Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

Shares held as of May 3, 1999:
                               -----------                  -----------------------------------------------     ------------------
                                                            SIGNATURE                                                  DATE

                        CONFIDENTIAL VOTING INSTRUCTIONS
                           EL PASO ENERGY CORPORATION
                 SPECIAL MEETING OF STOCKHOLDERS - June 10, 1999
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


TO:  BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO
     ENERGY CORPORATION BENEFITS PROTECTION TRUST

The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Energy Corporation
("El Paso") credited to my account under the referenced Plan at the close of business on May 3, 1999, the record date, at the Special Meeting of Stockholders to be held at The Westin Galleria, 5060 W. Alabama, Houston, Texas on June 10, 1999, in connection with the approval and adoption of the Second Amended and Restated Agreement and Plan of Merger, dated as of March 13, 1999, by and between El Paso and Sonat Inc., under which (a) Sonat will merge into El Paso,
(b) in the merger Sonat stockholders will receive one share of El Paso common stock for each share of Sonat common stock, and (c) El Paso's Restated Certificate of Incorporation will be amended to authorize the issuance by El Paso of up to 750 million shares of common stock and 50 million shares of preferred stock. El Paso's proxies shall have discretionary authority as to any other matters that may properly come before the Special Meeting, including an adjournment of the Special Meeting to obtain a quorum, to solicit additional votes in favor of proposal 1 and/or to allow for the fulfillment of certain conditions precedent to the merger (as defined in the merger agreement), in accordance with and as described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus of El Paso and Sonat. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

If this proxy is completed, dated, signed and returned in the accompanying envelope to the Trustee by June 1, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is returned to the Trustee without direction being given, this proxy will be voted FOR Proposal 1.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN
DARK INK AND SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval and Adoption of the Second Amended and Restated Agreement and Plan         For           Against             Abstain
of Merger and the approval of an amendment to El Paso's Restated Certificate
of Incorporation, to authorize the issuance of up to 750 million shares of common      [ ]             [ ]                 [ ]
stock and 50 million shares of preferred stock.


                                                            If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                            IMPORTANT:  Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

Shares held as of  May 3, 1999:
                                -----------                 ------------------------------------------------     ------------------
                                                            SIGNATURE                                                   DATE